Exhibit 99.1

MASSBANK CORP.	May 1, 2008
Reading, MA

FOR IMMEDIATE RELEASE

MASSBANK CORP. REPORTS FIRST QUARTER 2008 EARNINGS RESULTS

MASSBANK Corp. (NASDAQ – MASB), the Holding Company for MASSBANK, today reported net income of $181,000 or $0.04 in basic and diluted earnings per share for the first quarter of 2008, compared with net income of $2,081,000 or $0.48 in basic and diluted earnings per share in the first quarter of 2007. The results in the first quarter of 2008 were adversely affected by the incurrence in the quarter of $1,392,000 of expenses relating to a proxy contest instituted by a dissident stockholder, litigation initiated by that dissident stockholder, the Company’s merger with Eastern Corporation announced on March 10, 2008 and litigation challenging that merger. Excluding these expenses, the Company’s net income would have been $1,100,000 or $0.26 per share in the first quarter of 2008.

The Company’s earnings performance for the recent quarter was also adversely impacted by a decrease in net interest income and non-interest income compared to the same quarter last year.

Net interest income, the Company’s core earnings, for the three months ended March 31, 2008 decreased $776,000 or 16.2% to $4,015,000 from $4,791,000 for the same quarter last year. The decrease in net interest income results primarily from a decrease in average earning assets and net interest margin. The Company’s average earning assets for the first quarter of 2008 were $778.2 million compared to $803.4 million in the same quarter of 2007. The net interest margin for the recent quarter was 2.07% compared to 2.39% in the first quarter of 2007.

Non-interest income for the recent quarter decreased $553,000 to $937,000 from $1,490,000 for the same quarter of last year due essentially to a decrease in securities gains. Gains on securities available for sale and trading declined $467,000 to $667,000 in the first quarter of 2008 from $1,134,000 in the first quarter of 2007.

Balance Sheet

The Company’s total assets decreased $28.0 million to $800.1 million at March 31, 2008 from $828.1 at March 31, 2007. Deposits decreased $32.3 million or 4.5% year-over-year from $714.3 million at March 31, 2007 to $682.0 million at March 31, 2008 due in part to increased competition for relatively expensive short term deposits. Stockholders’ equity was $108.1 million at March 31, 2008, representing a book value of $25.53 per share. This compares to $108.6 million at March 31, 2007 representing a book value of $25.04 per share.

The Company’s non-accrual loans are near historical lows totaling $46,000 at March 31, 2008 representing 0.02% of total loans. This compares to $148,000 representing 0.07% of total loans at March 31, 2007. At March 31, 2008, the Bank’s allowance for loan losses totaled $1.397 million representing 0.73% of total loans compared to $1.382 million representing 0.68% of total loans at March 31, 2007. In addition, the Bank’s allowance for loan losses on off-balance sheet credit exposures totaled $317,000 at March 31, 2008 compared to $345,000 a year earlier. This is intended to protect the bank against loan commitments made to customers that have not yet been drawn down.

May 1, 2008

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MASSBANK Corp. is the holding company for MASSBANK, a Massachusetts chartered savings bank. The Bank operates fifteen banking offices in Reading, Chelmsford, Dracut, Everett, Lowell, Medford, Melrose, Stoneham, Tewksbury, Westford and Wilmington, providing a variety of deposit, lending and trust services.

ADDITIONAL INFORMATION

Dividend Declaration

MASSBANK Corp. today announced a quarterly cash dividend on its common stock of $0.29 per share. This, the Company’s eighty-seventh consecutive dividend, will be payable on May 19, 2008 to stockholders of record at the close of business on May 2, 2008.

Cautionary Statement

This press release may contain forward-looking information, including information concerning the Company’s expectations of future business prospects. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results or performance to be materially different from the results and performance expressed or implied by the forward-looking statements. Forward looking statements include, but are not limited to, statements concerning the Company’s belief, expectations or intentions concerning the Company’s future performance, the financial outlook of the markets it serves and the performance and activities of its competitors. These statements reflect the Company’s current views. They are based on numerous assumptions and are subject to numerous risks and uncertainties, including but not limited to the following: (1) changing economic conditions; (2) movements in interest rates; (3) the credit environment; (4) levels of activity in the capital markets, including the stock and bond market; (5) changes in the levels of non-performing assets; (6) changes in the competitive pricing pressures within the Company’s market which may result in an increase in the Company’s cost of funds, changes in loan originations, a change in deposits and assets; (7) adverse legislative and regulatory developments; (8) a significant decline in residential real estate values in the Company’s market area; (9) adverse impacts resulting from the continuing war on terrorism; (10) a significant increase in employee benefit costs; (11) the impact of changes in accounting principles; (12) the impact of inflation or deflation; (13) the disruption to the Company’s business as a result of the announcement and pending merger with Eastern Corporation, including the Company’s ability to retain depositors and loan relationships and key personnel; and (14) the Company’s success at managing the risks involved in the foregoing and other factors described in the Company’s annual report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2007. In addition, the completion of the previously announced merger with Eastern Corporation is subject to numerous risks and uncertainties, including:

(a)	the risk the Company will be unable to satisfy all of the closing conditions set forth in the merger agreement;

(b)	the possibility that the Company’s stockholders will not approve the merger agreement;

(c)	the possibility that the Company may not obtain the necessary state and federal regulatory approvals to consummate the merger or that an adverse regulatory condition will be imposed in connection with those approvals;

(d)	the outcome of any legal proceeding that has been or may be instituted against us, Eastern or others relating to the merger agreement, including the terms of any settlement of such legal proceedings that may be subject to court approval.

For further information contact Reginald E. Cormier, Senior Vice President, Treasurer and CFO at (781) 942-8192.

May 1, 2008

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MASSBANK CORP.

FINANCIAL HIGHLIGHTS

($ in thousands except share data)

	Three Months Ended March 31,
	2008	2007
For the Period Ended
Total interest and dividend income	$8,762	$9,979
Total interest expense	4,747	5,188

Net interest income	4,015	4,791
Provision (credit) for loan losses	28	—

Net interest income after provision (credit) for loan losses	3,987	4,791
Gains on securities, net	667	1,134
Other non-interest income	270	356
Non-interest expense	4,608	3,100
Income tax expense	135	1,100

Net income	$181	$2,081

Weighted Average Common Shares Outstanding
Basic	4,241,937	4,335,589
Diluted	4,272,073	4,361,453

Per Common Share
Earnings:
Basic	$0.04	$0.48
Diluted	0.04	0.48
Cash dividends paid	0.29	0.28
Book value (period end)	25.53	25.04

Ratios (1)
Return on average assets	0.09%	1.01%
Return on average equity	0.67	7.79
Net interest margin	2.07	2.39
Total equity to assets (period end)	13.51	13.12

	At March 31,
	2008	2007
At Period End
Assets	$800,076	$828,181
Deposits	682,048	714,298
Total loans	191,810	203,370
Stockholders’ equity	$108,054	$108,626
Common shares outstanding	4,233,079	4,338,154

Asset Quality
Non-accrual loans	$46	$148
Real estate acquired through foreclosure	—	—

Total non-performing assets	$46	$148
Allowance for loan losses	$1,397	$1,382

Percent of non-accrual loans to total loans	0.02%	0.07%

(1)	Ratios are presented on an annualized basis with the exception of equity to assets.

May 1, 2008

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MASSBANK CORP. AND SUBSIDIARIES

Consolidated Balance Sheets

(Unaudited)

($ in thousands except share data)

	At March 31,	At March 31,
	2008	2007
Assets:
Cash and due from banks	$5,495	$7,464
Short-term investments	222,850	163,698

Total cash and cash equivalents	228,345	171,162
Term federal funds sold	110,000	50,000
Trading securities, at fair value	114,232	240,042
Securities available for sale, at fair value (amortized cost of $125,021 in 2008 and $140,743 in 2007)	127,463	139,965
Securities held to maturity, at amortized cost (market value of $7,650 in 2008 and $5,101 in 2007)	7,537	5,208
Loans:
Mortgage loans	182,532	193,661
Other loans	9,278	9,709

Total loans	191,810	203,370
Allowance for loan losses	(1,397)	(1,382)

Net loans	190,413	201,988

Real estate held for resale	425	425
Accrued interest and income receivable	3,408	4,726
Income tax receivable, net	266	—
Deferred income tax asset, net	46	2,620
Premises and equipment	8,063	7,238
Goodwill	1,090	1,090
Other assets	8,788	3,717

Total assets	$800,076	$828,181

Liabilities and Stockholders’ Equity:
Deposits:
Demand and NOW	$76,025	$75,967
Savings	302,096	333,266
Time certificates of deposit	303,927	305,065

Total deposits	682,048	714,298
Escrow deposits of borrowers	990	993
Accrued income taxes, net	—	419
Allowance for loan losses on off-balance sheet credit exposures	317	345
Other liabilities	8,667	3,500

Total liabilities	692,022	719,555

Stockholders’ equity:
Preferred stock, par value $1.00 per share; 2,000,000 shares authorized, none issued	—	—
Common stock, par value $1.00 per share; 10,000,000 shares authorized, 7,900,942 and 7,870,817 shares issued, respectively	7,901	7,871
Additional paid-in capital	59,379	58,401
Retained earnings	106,622	105,686

	173,902	171,958
Treasury stock at cost 3,667,863 and 3,532,663 shares, respectively	(67,673)	(62,902)
Accumulated other comprehensive income (loss)	1,825	(430)
Shares held in rabbi trust at cost, 20,194 and 17,944 shares, respectively	(503)	(426)
Deferred compensation obligation	503	426

Total stockholders’ equity	108,054	108,626

Total liabilities and stockholders’ equity	$800,076	$828,181

May 1, 2008

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MASSBANK CORP. AND SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

($ in thousands except share data)

	Three Months Ended
	March 31,	March 31,
	2008	2007
Interest and dividend income:
Mortgage loans	$2,490	$2,676
Other loans	161	193
Securities available for sale:
Mortgage-backed securities	1,589	1,806
Other securities	27	31
Mortgage-backed securities held to maturity	115	69
Trading securities	1,665	2,637
Federal funds sold	1,869	2,180
Other investments	846	387

Total interest and dividend income	8,762	9,979

Interest expense:
Deposits	4,663	5,188
Borrowed funds	84	—

Total interest expense	4,747	5,188

Net interest income	4,015	4,791
Provision (credit) for loan losses	28	—

Net interest income after provision (credit) for loan losses	3,987	4,791

Non-interest income:
Deposit account service fees	77	83
Gains (losses) on securities available for sale, net	(45)	85
Gains on trading securities, net	712	1,049
Option fees	75	75
Deferred compensation plan income (loss)	(49)	25
Other	167	173

Total non-interest income	937	1,490

Non-interest expense:
Salaries and employee benefits	1,940	1,884
Deferred compensation plan expense	(21)	48
Occupancy and equipment	593	531
Data processing	149	146
Professional services	669	128
Merger related expense	903	—
Advertising and marketing	38	33
Deposit insurance	26	28
Other	311	302

Total non-interest expense	4,608	3,100

Income before income taxes	316	3,181
Income tax expense	135	1,100

Net income	$181	$2,081

Weighted average common shares outstanding:
Basic	4,241,937	4,335,589
Diluted	4,272,073	4,361,453
Earnings per share (in dollars):
Basic	$0.04	$0.48
Diluted	0.04	0.48